Exhibit 10.33

Registered Trademark License Contract

Party A (The Licensor): Guoyun Yao
Party B (The Licensee): Taiyuan Hongxing Carbon Black Co., Ltd.

Legal Representative: Guoyun Yao
Both Parties A and B have both been fully consulted, and will fulfill the following agreements in an amicable and mutually beneficial manner.

Article 1.	The registered trademark number: 4375135 (copy of registered trademark license attached)

Article 2.
Scope of Authority: Within the allotted timeframe, The Licensee may use the registered trademark in association with the manufacturing or sales of any product, as well, The Licensee reserves the right to independently choose which specific products the registered trademark is applied to. The Licensees use of the registered trademark will not be subjected to regional administrative restrictions.

Article 3.	Term limit of Use: From Feb. 14th 2008 until The Licensee dissolves (or there is a mutual termination of the License Contract)

Article 4.
Exclusivity: The Licensor irrevocably grants The Licensee exclusive rights to use of the registered trademark: Without written permission from The Licensee, The Licensor shall not grant the right to use the registered trademark to any third party, and furthermore, The Licensor may not in any occasion use the registered trademark.

Article 5.	Usage Fee: During the period of use, The Licensor gratuitously grants The Licensee the use of the registered trademark

Article 6.
Consent: The Licensor in accordance with The Licensee’s requirements to legally protect the exclusive rights to license the registered trademark: The Licensor may not transfer the usage rights to registered trademark to any third party; if the Licensee requests, the Licensor will immediately free of charge transfer the registered trademark rights to the Licensee and actively handle the transfer procedures.

Article 7.	Liability for breach of contract: After the agreement comes into effect, any party that breaches the agreement must make up for the losses thus caused to the other party.

Article 8.
Dispute resolution: Any dispute occurred under this agreement, should first be resolved through amicable negotiations. In the event the negotiations are unsuccessful, either party shall be entitled to bring the dispute before the Wuhan Trade Arbitration Council for arbitration. The arbitral result is final and binding to both parties.

Article 9.
This original contract and a duplicate will be given to both Party A (The Licensor) and Party B (The Licensee). It will become effective from the date of signing until the termination date specified in Article 3.

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The Signature Page:

Party A: Yao Guoyun

Signature: ________

Party B: Taiyuan Hongxing Carbon Black Co., Ltd.

(Seal)

Legal Representative: __________

Date Signed: Year:_______ Month: _____ Day:____